Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 of Mid-Southern Bancorp, Inc. of our report dated March 19, 2018, relating to our audits of the consolidated financial statements of Mid-Southern Savings Bank, FSB and Subsidiary, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/  Monroe Shine & Co., Inc.
New Albany, Indiana
April 27, 2018